Exhibit 99.1

Creative Media & Community Trust Corporation Reports 2023 Third Quarter Results
Dallas—(November 14, 2023) Creative Media & Community Trust Corporation (NASDAQ and TASE: CMCT) (“we”, “our”, “CMCT”, or the “Company”), today reported operating results for the three and nine months ended September 30, 2023.
Third Quarter 2023 Highlights
Real Estate Portfolio
•Same-store office portfolio(2) was 83.9% leased.
•Executed 29,291 square feet of leases with terms longer than 12 months.
Financial Results
•Net loss attributable to common stockholders of $22.9 million, or $1.01 per diluted share.
•Funds from operations (“FFO”) attributable to common stockholders(3) was $(7.5) million, or $(0.33) per diluted share.
•Core FFO attributable to common stockholders(4) was $(7.1) million, or $(0.31) per diluted share.
Management Commentary
“We made additional strides improving multifamily occupancy,” said David Thompson, Chief Executive Officer of Creative Media & Community Trust Corporation. Two of the three assets that we acquired this year are still in their lease-up phase following completion of construction. We believe the continued lease-up of these two assets will lead to improving funds from operations.”

“We made significant additional progress in our value-add and development pipeline in the third quarter,” said Shaul Kuba, Chief Investment Officer of Creative Media & Community Trust Corporation.

“In Culver City, we were very pleased to have just received entitlements to redevelop our existing single story office building on Washington Boulevard into a multi-story creative office building. This asset is located in a supply constrained, highly desirable sub market and is surrounded by top tier technology companies. We are now proceeding towards design and permitting of the building.”
Third Quarter 2023 Results
Real Estate Portfolio
As of September 30, 2023, our real estate portfolio consisted of 26 assets, all of which were fee-simple properties, including two office properties (one of which is being partially converted into multifamily units and one of which also includes a multifamily development site) and one multifamily property which the Company has an ownership interest in through investments in unconsolidated joint ventures. The portfolio included 13 office properties totaling approximately 1.3 million of rentable square feet, three multifamily properties with a total of 696 units, eight development sites (two being used as parking lots), and one 503-room hotel with an ancillary parking garage.
Financial Results
Net loss attributable to common stockholders was $22.9 million, or $1.01 per diluted share of common stock, for the three months ended September 30, 2023, compared to a net loss attributable to common stockholders of $11.7 million, or $0.50 per diluted share of common stock, for the same period in 2022. The increase in net loss attributable to common stockholders was driven by the $885,000 decrease in FFO discussed below as well as an increase in depreciation and amortization expense of $11.0 million.
FFO attributable to common stockholders(3) was $(7.5) million, or $(0.33) per diluted share of common stock, for the three months ended September 30, 2023, a decrease of $885,000 compared to $(6.6) million, or $(0.28) per diluted share of common stock, for the same period in 2022. The decrease in FFO was primarily attributable to an increase in interest expense not allocated to our operating segments of $6.5 million, an increase in provision for income taxes of $367,000, an increase in general and administrative expenses of $250,000 and an increase in redeemable preferred stock dividends of $225,000. These were partially offset by a decrease in the consolidated statement of operations impact of redeemable preferred stock redemptions of $4.5 million, an increase of $1.1 million in segment net operating income (discussed in more detail in the following Segment Information), an increase in net loss attributable to noncontrolling interests, adjusted for their share of depreciation and amortization expense, of $253,000, an increase of $219,000 in interest and other income and a decrease of $192,000 in asset management fees.
Core FFO attributable to common stockholders(4) was $(7.1) million, or $(0.31) per diluted share of common stock, for the three months ended September 30, 2023, compared to $(1.5) million, or $(0.07) per diluted share of common stock, for the same period in 2022. The decrease in Core FFO is attributable to the aforementioned changes in FFO, while not impacted by the increase in redeemable preferred stock redemptions as these are excluded from our Core FFO calculation.
Segment Information
Our reportable segments during the three months ended September 30, 2023 and 2022 consisted of three types of commercial real estate properties, namely, office, hotel and multifamily, as well as a segment for our lending business. Total segment net operating income (“NOI”)(5) was $11.2 million for the three months ended September 30, 2023, compared to $10.1 million for the same period in 2022.
Office
Same-Store
Same-store(2) office segment NOI(5) increased to $7.4 million for the three months ended September 30, 2023, compared to $6.6 million in the same period in 2022, while same-store(1) office Cash NOI(6) increased to $7.9 million for the three months ended September 30, 2023, compared to $6.9 million in the same period in 2022. The increases in same-store(1) office Cash NOI(6) and same-store(2) office segment NOI(5) were primarily attributable to an increase in rental revenue at an office property in Beverly Hills, California, due to increased occupancy and rental rates as well as a decrease in real estate tax expenses at an office property in Austin, Texas .
At September 30, 2023, the Company’s same-store(2) office portfolio was 82.1% occupied, a decrease of 70 basis points year-over-year on a same-store(2) basis, and 83.9% leased, a decrease of 180 basis points year-over-year on a same-store(2) basis. The annualized rent per occupied square foot(7) on a same-store(2) basis was $57.04 at September 30, 2023 compared to $54.47 at September 30, 2022. During the three months ended September 30, 2023, the Company executed 29,291 square feet of leases with terms longer than 12 months at our same-store(2) office portfolio.
Total
Office Segment NOI(5) increased to $9.3 million for the three months ended September 30, 2023, from $6.5 million for the same period in 2022. The increase is due to the increase in same-store(2) office segment NOI(5) discussed above as well as an increase in non-same-store(2) office Segment NOI(5) of $2.0 million, which was driven by income from an unconsolidated office entity primarily due to an unrealized gain on the value of its investments in real estate recognized during the three months ended September 30, 2023.
Hotel
Hotel Segment NOI(5) decreased to $1.9 million for the three months ended September 30, 2023, from $2.4 million for the same period in 2022, primarily due to a decrease in food and beverage revenue and parking revenue. Additionally, hotel occupancy decreased while average daily rate increased.

	Three Months Ended September 30,
	2023	2022
Occupancy	68.9%	73.7%
Average daily rate(a)	$175.91	$164.33
Revenue per available room(b)	$121.14	$121.03
______________________
(a)Calculated as trailing 3-month room revenue divided by the number of rooms occupied.
(b)Calculated as trailing 3-month room revenue divided by the number of available rooms.
Multifamily
Our Multifamily Segment consists of two multifamily buildings located in Oakland, California as well as an investment in a multifamily building in the Echo Park neighborhood of Los Angeles, California through a 50% joint-venture partnership, all of which were acquired during the first quarter of 2023. Our Multifamily Segment NOI(5) was $(391,000) for the three months ended September

30, 2023. As of September 30, 2023, our Multifamily Segment was 84.1% occupied and the monthly rent per occupied unit(8) was $2,869.
Lending
Our lending segment primarily consists of our SBA 7(a) lending platform, which is a national lender that primarily originates loans to small businesses in the hospitality industry. Lending Segment NOI(5) was $366,000 for the three months ended September 30, 2023, compared to $1.2 million for the same period in 2022. The decrease was primarily due to an increase in interest expense related to the issuance of new SBA 7(a) loan-backed notes in connection with the securitization that closed in March 2023, partially offset by an increase in revenues driven by an increase in interest income as a result of the raising interest rate environment.
Debt and Equity
During the three months ended September 30, 2023, we issued 1,094,386 shares of Series A1 Preferred Stock for aggregate net proceeds of $25.1 million. Net proceeds represent gross proceeds offset by costs specifically identifiable to the offering, such as commissions, dealer manager fees and other offering fees and expenses. Additionally, during the three months ended September 30, 2023, we had net incremental paydowns of $15.0 million on our revolving credit facility.
Dividends
On September 27, 2023, we declared a quarterly cash dividend of $0.0850 per share of our common stock, which was paid on October 23, 2023.
On October 13, 2023, we declared a quarterly cash dividend of $0.34375 per share of our Series A Preferred Stock for the third quarter of 2023. The dividend will be payable monthly as follows: $0.114583 per share to be paid on November 15, 2023 to Series A Preferred Stockholders of record on November 5, 2023; $0.114583 per share to be paid on December 15, 2023 to Series A Preferred Stockholders of record on December 5, 2023; and $0.114583 per share to be paid on January 15, 2024 to Series A Preferred Stockholders of record on January 5, 2024.
On October 13, 2023, we declared a quarterly cash dividend of $0.489375 per share of our Series A1 Preferred Stock for the third quarter of 2023. The quarterly cash dividend of $0.489375 per share represents an annualized dividend rate of 7.83% (2.5% plus the federal funds rate of 5.33% on the applicable determination date). The dividend will be payable monthly as follows: $0.163125 per share to be paid on November 15, 2023 to Series A1 Preferred Stockholders of record on November 5, 2023; $0.163125 per share to be paid on December 15, 2023 to Series A1 Preferred Stockholders of record on December 5, 2023; and $0.163125 per share to be paid on January 15, 2024 to Series A1 Preferred Stockholders of record on January 5, 2024. For shares of Series A1 Preferred Stock issued in the fourth quarter of 2023, the dividend will be prorated from the date of issuance, and the monthly dividend payments will reflect such proration.
On July 12, 2023, we declared a quarterly cash dividend of $0.353125 per share of our Series D Preferred Stock for the fourth quarter of 2023. The dividend will be payable monthly as follows: $0.117708 per share to be paid on November 15, 2023 to Series D Preferred Stockholders of record on November 5, 2023; $0.117708 per share to be paid on December 15, 2023 to Series D Preferred Stockholders of record on December 5, 2023; and $0.117708 per share to be paid on January 15, 2024 to Series D Preferred Stockholders of record on January 5, 2024.

Acquisitions
The following table details our acquisition activity during the nine months ended September 30, 2023:

	Asset	Date of		Interest	Purchase
Property	Type	Acquisition	Units	Acquired	Price
					(in thousands)
Channel House	Multifamily	January 31, 2023	333	89.4%	$134,615
F3 Land Site	Multifamily	January 31, 2023	N/A	89.4%	$250
466 Water Street Land Site (1)	Multifamily	January 31, 2023	N/A	89.4%	$2,500
1150 Clay	Multifamily	March 28, 2023	288	98.1%	$145,500
4750 Wilshire Boulevard (2)(3)	Office / Multifamily	February 17, 2023	N/A	20.0%	$8,600
1902 Park Avenue (2)	Multifamily	February 28, 2023	75	50.0%	$6,626
_____________________
(1)Currently utilized as a surface parking lot.
(2)Represents an unconsolidated joint venture investment.
(3)We sold 80% of our interest in 4750 Wilshire Boulevard (excluding a vacant land parcel which was not included in the sale) to third-party co-investors with whom we formed a joint venture. The remaining 20% interest represents our interest in the newly formed unconsolidated joint venture.
About the Data
Descriptions of certain performance measures, including Segment NOI, Cash NOI, FFO attributable to common stockholders, and Core FFO are provided below. Refer to the subsequent tables for reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure.
(1)Stabilized office portfolio: represents office properties where occupancy was not impacted by a redevelopment or repositioning during the period.
(2)Same-store properties: are properties that we have owned and operated in a consistent manner and reported in our consolidated results during the entire span of the periods being reported. We excluded from our same-store property set this quarter any properties (i) acquired on or after July 1, 2022; (ii) sold or otherwise removed from our consolidated financial statements on or before September 30, 2023; or (iii) that underwent a major repositioning project we believed significantly affected its results at any point during the period commencing on July 1, 2022 and ending on September 30, 2023. When determining our same-store properties as of September 30, 2023, one property was excluded pursuant to (i) and (iii) above and no properties were excluded pursuant to (ii) above.
(3)FFO attributable to common stockholders: represents net income (loss) attributable to common stockholders, computed in accordance with GAAP, which reflects the deduction of redeemable preferred stock dividends accumulated, excluding gain (or loss) from sales of real estate, impairment of real estate, and real estate depreciation and amortization. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (the “NAREIT”). See ‘Core FFO’ definition below for discussion of the benefits and limitations of FFO as a supplemental measure of operating performance.
(4)Core FFO attributable to common stockholders (“Core FFO”): represents FFO attributable to common stockholders (computed as described above), excluding gain (loss) on early extinguishment of debt, redeemable preferred stock deemed dividends, redeemable preferred stock redemptions, gain (loss) on termination of interest rate swaps, and transaction costs.
We believe that FFO is a widely recognized and appropriate measure of the performance of a REIT and that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. In addition, we believe that Core FFO is a useful metric for securities analysts, investors and other interested parties in the evaluation of our Company as it excludes from FFO the effect of certain amounts that we believe are non-recurring, are non-operating in nature as they relate to the manner in which we finance our operations, or transactions outside of the ordinary course of business.
Like any metric, FFO and Core FFO should not be used as the only measure of our performance because it excludes depreciation and amortization and captures neither the changes in the value of our real estate properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, and Core FFO excludes amounts incurred in connection with non-recurring special projects, prepaying or defeasing our debt, repurchasing our preferred stock, and adjusting the carrying value of our preferred stock classified in temporary equity to its redemption value, all of which have real economic effect and could materially impact our operating results. Other REITs may not calculate FFO and Core FFO in the same manner as we do, or at all; accordingly, our FFO and Core FFO may not be comparable to the FFOs and Core FFOs of other REITs. Therefore, FFO and Core FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a supplement to or substitute measure for cash flows from operating activities computed in accordance with GAAP. FFO and Core FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO and Core FFO per share for the year-to-date period may differ from the sum of quarterly FFO and Core FFO per share amounts due to the required method for computing per share amounts for the respective periods. In addition, FFO and Core FFO per share is calculated independently for each component and may not be additive due to rounding.
(5)Segment NOI: for our real estate segments represents rental and other property income and expense reimbursements less property related expenses and excludes non-property income and expenses, interest expense, depreciation and amortization, corporate related general and administrative expenses, gain (loss) on sale of real estate, gain (loss) on early extinguishment of debt, impairment of real estate, transaction costs, and benefit (provision) for income taxes. For our lending segment, Segment NOI represents interest income net of interest expense and general overhead expenses. See ‘Cash NOI’ definition below for discussion of the benefits and limitations of Segment NOI as a supplemental measure of operating performance.
(6)Cash NOI: for our real estate segments, represents Segment NOI adjusted to exclude the effect of the straight lining of rents, acquired above/below market lease amortization and other adjustments required by generally accepted accounting principles (“GAAP”). For our lending segment, there is no distinction between Cash NOI and Segment NOI. We also evaluate the operating performance and financial results of our operating segments using cash basis NOI excluding lease termination income, or “Cash NOI excluding lease termination income”.
Segment NOI and Cash NOI are not measures of operating results or cash flows from operating activities as measured by GAAP and should not be considered alternatives to income from continuing operations, or to cash flows as a measure of liquidity, or as an indication of our performance or of our ability to pay dividends. Companies may not calculate Segment NOI or Cash NOI in the same manner. We consider Segment NOI and Cash NOI to be useful performance measures to investors and management because, when compared across periods, they reflect the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. Additionally, we believe that Cash NOI is helpful to investors because it eliminates straight line rent and other non-cash adjustments to revenue and expenses.
(7)Annualized rent per occupied square foot: represents gross monthly base rent under leases commenced as of the specified periods, multiplied by twelve. This amount reflects total cash rent before abatements. Where applicable, annualized rent has been grossed up by adding annualized expense reimbursements to base rent. Annualized rent for certain office properties includes rent attributable to retail.
(8)Monthly rent per occupied unit: Represents gross monthly base rent under leases commenced as of the specified period, divided by occupied units. This amount reflects total cash rent before concessions.

FORWARD-LOOKING STATEMENTS
This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), which are intended to be covered by the safe harbors created thereby. These statements include the plans and objectives of management for future operations, including plans and objectives relating to future growth of CMCT’s business and availability of funds. Such forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “project,” “target,” “expect,” “intend,” “might,” “believe,” “anticipate,” “estimate,” “could,” “would,” “continue,” “pursue,” “potential,” “forecast,” “seek,” “plan,” or “should,” or “goal” or the negative thereof or other variations or similar words or phrases. Such forward-looking statements also include, among others, statements about CMCT’s plans and objectives relating to future growth and outlook. Such forward-looking statements are based on particular assumptions that management of CMCT has made in light of its experience, as well as its perception of expected future developments and other factors that it believes are appropriate under the circumstances. Forward-looking statements are necessarily estimates reflecting the judgment of CMCT’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These risks and uncertainties include those associated with (i) the timing, form, and operational effects of CMCT’s development activities, (ii) the ability of CMCT to raise in place rents to existing market rents and to maintain or increase occupancy levels, (iii) fluctuations in market rents, (iv) the effects of inflation and higher interest rates on the operations and profitability of CMCT and (vii) general economic, market and other conditions. Additional important factors that could cause CMCT’s actual results to differ materially from CMCT’s expectations are discussed under the section “Risk Factors” in CMCT’s Annual Report on Form 10-K for the year ended December 31, 2022 and in CMCT’s Quarterly Report on Form 10-Q for the period ended March 31, 2023. The forward-looking statements included herein are based on current expectations and there can be no assurance that these expectations will be attained. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond CMCT’s control. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements included herein will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements expressed or implied herein, the inclusion of such information should not be regarded as a representation by CMCT or any other person that CMCT’s objectives and plans will be achieved. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made. CMCT does not undertake to update them to reflect changes that occur after the date they are made, except as may be required by applicable securities law.
For Creative Media & Community Trust Corporation
Media Relations:
Bill Mendel, 212-397-1030
bill@mendelcommunications.com
or
Shareholder Relations:
Steve Altebrando, 646-652-8473
shareholders@cimcommercial.com

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited and in thousands, except share and per share amounts)

	September 30, 2023	December 31, 2022
ASSETS
Investments in real estate, net	$708,178	$502,006
Investments in unconsolidated entities	29,252	12,381
Cash and cash equivalents	19,261	46,190
Restricted cash	23,950	11,290
Loans receivable, net (Note 5)	60,404	62,547
Accounts receivable, net	2,825	3,780
Deferred rent receivable and charges, net	30,890	37,543
Other intangible assets, net	4,043	4,461
Other assets	19,253	10,050
TOTAL ASSETS	$898,056	$690,248
LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY
LIABILITIES:
Debt, net	$470,325	$184,267
Accounts payable and accrued expenses	34,331	107,220
Intangible liabilities, net	—	20
Due to related parties	4,739	3,155
Other liabilities	13,401	17,856
Total liabilities	522,796	312,518
COMMITMENTS AND CONTINGENCIES (Note 15)
REDEEMABLE PREFERRED STOCK: Series A cumulative redeemable preferred stock, $0.001 par value; 34,873,861 shares authorized; no shares issued or outstanding as of September 30, 2023 and 693,741 shares issued and outstanding as of December 31, 2022; liquidation preference of $25.00 per share, subject to adjustment	—	15,697
EQUITY:
Series A cumulative redeemable preferred stock, $0.001 par value; 34,873,861 shares authorized; 8,820,338 and 7,694,199 shares issued and outstanding, respectively, as of September 30, 2023 and 8,126,597 and 7,565,349 shares issued and outstanding, respectively, as of December 31, 2022; liquidation preference of $25.00 per share, subject to adjustment	192,235	189,048
Series A1 cumulative redeemable preferred stock, $0.001 par value; 27,935,059 shares authorized; 9,288,485 and 9,223,544 shares issued and outstanding, respectively, as of September 30, 2023 and 5,966,077 and 5,956,147 shares issued and outstanding, respectively, as of December 31, 2022; liquidation preference of $25.00 per share, subject to adjustment	228,324	147,514
Series D cumulative redeemable preferred stock, $0.001 par value; 26,991,590 shares authorized; 56,857 and 48,447 shares issued and outstanding, respectively, as of September 30, 2023 and 56,857 and 48,857 shares issued and outstanding, respectively, as of December 31, 2022; liquidation preference of $25.00 per share, subject to adjustment	1,190	1,200
Common stock, $0.001 par value; 900,000,000 shares authorized; 22,786,741 shares issued and outstanding as of September 30, 2023 and 22,737,853 shares issued and outstanding as of December 31, 2022.	23	23
Additional paid-in capital	854,377	861,721
Distributions in excess of earnings	(903,725)	(837,846)
Total stockholders’ equity	372,424	361,660
Noncontrolling interests	2,836	373
Total equity	375,260	362,033
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY	$898,056	$690,248

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
REVENUES:
Rental and other property income	$17,061	$14,194	$49,999	$42,484
Hotel income	7,485	7,965	29,590	24,476
Interest and other income	3,572	2,694	10,201	9,078
Total Revenues	28,118	24,853	89,790	76,038
EXPENSES:
Rental and other property operating	15,509	13,334	47,713	37,557
Asset management and other fees to related parties	724	916	2,071	2,757
Expense reimbursements to related parties—corporate	524	511	1,729	1,459
Expense reimbursements to related parties—lending segment	648	539	2,166	1,612
Interest	9,733	2,193	24,678	6,766
General and administrative	2,142	1,907	5,751	4,975
Transaction-related costs	38	201	3,398	201
Depreciation and amortization	16,082	5,093	46,056	15,071
Total Expenses	45,400	24,694	133,562	70,398
Income (loss) from unconsolidated entities	1,189	(204)	1,053	176
Gain on sale of real estate	—	—	1,104	—
(LOSS) INCOME BEFORE PROVISION FOR INCOME TAXES	(16,093)	(45)	(41,615)	5,816
Provision for income taxes	554	187	969	815
NET (LOSS) INCOME	(16,647)	(232)	(42,584)	5,001
Net loss (income) attributable to noncontrolling interests	874	(5)	2,501	(19)
NET (LOSS) INCOME ATTRIBUTABLE TO THE COMPANY	(15,773)	(237)	(40,083)	4,982
Redeemable preferred stock dividends declared or accumulated	(6,809)	(6,584)	(18,341)	(16,763)
Redeemable preferred stock deemed dividends	—	—	—	(19)
Redeemable preferred stock redemptions	(352)	(4,863)	(1,040)	(5,044)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(22,934)	$(11,684)	$(59,464)	$(16,844)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS PER SHARE:
Basic	$(1.01)	$(0.50)	$(2.62)	$(0.72)
Diluted	$(1.01)	$(0.50)	$(2.62)	$(0.72)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	22,738	23,209	22,717	23,303
Diluted	22,738	23,209	22,717	23,303

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Funds from Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Numerator:
Net loss attributable to common stockholders	$(22,934)	$(11,684)	$(59,464)	$(16,844)
Depreciation and amortization	16,082	5,093	46,056	15,071
Noncontrolling interests’ proportionate share of depreciation and amortization	(626)	—	(1,986)	—
Gain on sale of real estate	—	—	(1,104)	—
FFO attributable to common stockholders	$(7,478)	$(6,591)	$(16,498)	$(1,773)
Redeemable preferred stock dividends declared on dilutive shares (a)	—	(6)	—	(7)
Diluted FFO attributable to common stockholders	$(7,478)	$(6,597)	$(16,498)	$(1,780)
Denominator:
Basic weighted average shares of common stock outstanding	22,738	23,209	22,717	23,303
Effect of dilutive securities—contingently issuable shares (a)	—	13	3	5
Diluted weighted average shares and common stock equivalents outstanding	22,738	23,222	22,720	23,308
FFO attributable to common stockholders per share:
Basic	$(0.33)	$(0.28)	$(0.73)	$(0.08)
Diluted	$(0.33)	$(0.28)	$(0.73)	$(0.08)
______________________
(a)For the three and nine months ended September 30, 2023 and 2022, the effect of certain shares of redeemable preferred stock were excluded from the computation of diluted FFO attributable to common stockholders and the diluted weighted average shares and common stock equivalents outstanding as such inclusion would be anti-dilutive.

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Core Funds from Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Numerator:
Net loss attributable to common stockholders	$(22,934)	$(11,684)	$(59,464)	$(16,844)
Depreciation and amortization	16,082	5,093	46,056	15,071
Noncontrolling interests’ proportionate share of depreciation and amortization	(626)	—	(1,986)	—
Gain on sale of real estate	—	—	(1,104)	—
FFO attributable to common stockholders	$(7,478)	$(6,591)	$(16,498)	$(1,773)
Redeemable preferred stock redemptions	352	4,863	1,040	5,044
Redeemable preferred stock deemed dividends	—	—	—	19
Transaction-related costs	38	201	3,398	201
Noncontrolling interests’ proportionate share of transaction-related costs	—	—	(194)	—
Core FFO attributable to common stockholders	$(7,088)	$(1,527)	$(12,254)	$3,491
Redeemable preferred stock dividends declared on dilutive shares (a)	—	(6)	—	(7)
Diluted Core FFO attributable to common stockholders	$(7,088)	$(1,533)	$(12,254)	$3,484
Denominator:
Basic weighted average shares of common stock outstanding	22,738	23,209	22,717	23,303
Effect of dilutive securities-contingently issuable shares (a)	—	13	4	25
Diluted weighted average shares and common stock equivalents outstanding	22,738	23,222	22,721	23,328
Core FFO attributable to common stockholders per share:
Basic	$(0.31)	$(0.07)	$(0.54)	$0.15
Diluted	$(0.31)	$(0.07)	$(0.54)	$0.15
______________________
(a)For the three and nine months ended September 30, 2023 and 2022, the effect of certain shares of redeemable preferred stock were excluded from the computation of diluted Core FFO attributable to common stockholders and the diluted weighted average shares and common stock equivalents outstanding as such inclusion would be anti-dilutive.

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Reconciliation of Net Operating Income
(Unaudited and in thousands)

	Three Months Ended September 30, 2023
	Same-Store Office	Non-Same-Store Office	Total Office	Hotel	Multi-family	Lending	Total

Cash net operating income excluding lease termination income	$7,925	$1,964	$9,889	$1,922	$62	$366	$12,239
Cash lease termination income	—	—	—	—	28	—	28
Cash net operating income (loss)	7,925	1,964	9,889	1,922	90	366	12,267
Deferred rent and amortization of intangible assets, liabilities, and lease inducements	(571)	—	(571)	(1)	(481)	—	(1,053)
Segment net operating income (loss)	$7,354	$1,964	$9,318	$1,921	$(391)	$366	$11,214
Interest and other income							220
Asset management and other fees to related parties							(724)
Expense reimbursements to related parties—corporate							(524)
Interest expense							(8,556)
General and administrative							(1,603)
Transaction-related costs							(38)
Depreciation and amortization							(16,082)
Gain on sale of real estate							—
Loss before provision for income taxes							(16,093)
Provision for income taxes							(554)
Net loss							(16,647)
Net loss attributable to noncontrolling interests							874
Net loss attributable to the Company							$(15,773)

	Three Months Ended September 30, 2022
	Same-Store Office	Non-Same-Store Office	Total Office	Hotel	Multi-family		Lending	Total

Cash net operating income excluding lease termination income	$6,859	$(37)	$6,822	$2,378	$—		$1,191	$10,391
Cash lease termination income	—	—	—	—	—		—	—
Cash net operating income	6,859	(37)	6,822	2,378	—	0	1,191	10,391
Deferred rent and amortization of intangible assets, liabilities, and lease inducements	(286)	(17)	(303)	(1)	—	0	—	(304)
Segment net operating income (loss)	$6,573	$(54)	$6,519	$2,377	$—	0	$1,191	$10,087
Interest and other income								1
Asset management and other fees to related parties								(916)
Expense reimbursements to related parties—corporate								(511)
Interest expense								(2,059)
General and administrative								(1,353)
Depreciation and amortization								(5,093)
Income before provision for income taxes								(45)
Provision for income taxes								(187)
Net income								(232)
Net income attributable to noncontrolling interests								(5)
Net income attributable to the Company								$(237)